Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

United Community Banks, Inc. Reports First Quarter Results

Customer Deposit Growth of 10%, Organic Loan Growth of 8%, Asset Quality and Capital Levels Remained Strong

GREENVILLE, SC – April 18, 2023 - United Community Banks, Inc. (NASDAQ: UCBI) (United) today announced that net income for the 2023 first quarter was $62.3 million and pre-tax, pre-provision income was $101.9 million. Diluted earnings per share of $0.52 for the quarter represented an increase of $0.09 or 21%, from the first quarter a year ago and a decrease of $0.22 or 30% from the fourth quarter of 2022. On an operating basis, United’s diluted earnings per share of $0.58 was up 16% from the year-ago quarter. The primary drivers of the increased earnings per share year-over-year were increased interest rates and organic loan growth. The linked-quarter decrease in earnings per share was primarily driven by higher deposit and borrowed funds interest cost as well as changes in deposit composition toward more expensive time deposits during the quarter. United’s return on assets was 0.95%, or 1.06% on an operating basis. Return on equity was 7.3% and return on tangible common equity was 11.6%. On a pre-tax, pre-provision basis, operating return on assets was 1.71% for the quarter. At quarter end, tangible common equity to tangible assets was 8.2%, up 29 basis points from the fourth quarter of 2022.

Chairman and CEO Lynn Harton stated, “This was another solid quarter for United. Deposit growth reflected the strength of our customer franchise, and our loan growth was within our stated target range of mid to high single digits. While our net interest margin did contract from the previous quarter due to higher deposit costs, we continued to generate strong returns and strengthen our balance sheet.” Harton continued, “On the strategic front, we continue to expand the company into exciting growth markets that we know and where we can partner with organizations that align with our values and culture. We are very glad to welcome Progress officially into the United team, adding to our growth opportunities in Alabama and the Florida Panhandle. Our recently announced partnership with First National Bank of South Miami will also bring great opportunities and a talented team to the company. I couldn’t be more excited to welcome them to our team.”

United’s net interest margin decreased by 15 basis points to 3.61% from the fourth quarter. The average yield on United’s interest-earning assets was up 44 basis points to 4.76%, but its cost of deposits increased by 61 basis points to 1.10%, leading to the reduction in the net interest margin. Net charge-offs were $7.1 million or 0.17% of average loans during the quarter, flat compared to the fourth quarter of 2022, and NPAs were 28 basis points relative to total assets, up 10 basis points from the previous quarter.

1

Mr. Harton concluded, “We continue to believe that 2023 will be a great year for United, despite the uncertainty in the economic environment. We remain focused on being a great partner for our clients and communities; growing our business and being prepared to manage through any challenges that lie ahead. We continue to strengthen our teams, recruiting great bankers and adding new locations, most recently in Atlanta and Charleston, South Carolina. Consistent with building for our future, we also recently announced a refresh of our brand with a new logo to be rolled out to our markets through 2024. While the brand will present itself as more modern and forward-looking, it also continues to symbolize our commitment to service and to community that has been our focus for more than 70 years.”

First Quarter 2023 Financial Highlights:

•	Net income of $62.3 million and pre-tax, pre-provision income of $101.9 million

•	EPS increased by 21% compared to first quarter 2022 on a GAAP basis and 16% on an operating basis; compared to fourth quarter 2022, EPS decreased 30% on a GAAP basis and 23% on an operating basis

•	Return on assets of 0.95%, or 1.06% on an operating basis

•	Pre-tax, pre-provision return on assets of 1.71% on an operating basis

•	Return on common equity of 7.3%

•	Return on tangible common equity of 11.6% on an operating basis

•	A provision for credit losses of $21.8 million, which decreased the allowance for loan losses to 1.03% of loans from 1.04% in the fourth quarter. The first quarter provision included $10.4 million to establish an initial allowance on loans acquired in the Progress transaction.

•	Loan production of $1.4 billion, resulting in organic loan growth, excluding acquired Progress balances, of 8% annualized for the quarter

•	Customer deposits were up $525 million, or 10% annualized, excluding acquired Progress balances

•	Total deposits are estimated to be 76% insured or collateralized

•	Net interest margin of 3.61% was down 15 basis points from the fourth quarter due to increased deposit costs

•	Mortgage closings of $225 million compared to $462 million a year ago; mortgage rate locks of $335 million compared to $757 million a year ago

•	Noninterest income was down $3.1 million on a linked quarter basis, primarily driven by lower positive marks on certain equity and limited partnership investments, lower services charges and fees and securities losses, partially offset by higher mortgage fees

•	Noninterest expenses increased by $22.5 million compared to the fourth quarter on a GAAP basis and by $15.3 million on an operating basis, mostly due to closing the Progress acquisition on January 3, 2023

•	Efficiency ratio of 57.2%, or 53.7% on an operating basis

•	Net charge-offs of $7.1 million, or 17 basis points as a percent of average loans, flat from the net charge-offs level experienced in the fourth quarter

•	Nonperforming assets of 0.28% of total assets, up 10 basis points compared to December 31, 2022

2

•	Quarterly common shareholder dividend of $0.23 per share declared during the quarter, an increase of 10% year-over-year

•	We completed the acquisition of Progress Financial Corporation and its banking subsidiary Progress Bank and Trust with $1.8 billion in assets on January 3, 2023; financial returns are expected to be within our desired thresholds

Conference Call

United will hold a conference call on Wednesday, April 19, 2023, at 11 a.m. ET to discuss the contents of this press release and to share business highlights for the quarter. Participants can pre-register for the conference call by navigating to https://dpregister.com/sreg/10177198/f8dc6d5780. Those without internet access or unable to pre-register may dial in by calling 1-866-777-2509. Participants are encouraged to dial in 15 minutes prior to the call start time. The conference call also will be webcast and can be accessed by selecting “Events and Presentations” under “News and Events” within the Investor Relations section of the company's website, www.ucbi.com.

3

UNITED COMMUNITY BANKS, INC.

Selected Financial Information

(in thousands, except per share data)

	2023	2022				First Quarter
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	2023 - 2022 Change
INCOME SUMMARY
Interest revenue	$279,487	$240,831	$213,887	$187,378	$171,059
Interest expense	68,017	30,943	14,113	8,475	7,267
Net interest revenue	211,470	209,888	199,774	178,903	163,792	29%
Provision for credit losses	21,783	19,831	15,392	5,604	23,086
Noninterest income	30,209	33,354	31,922	33,458	38,973	(22)
Total revenue	219,896	223,411	216,304	206,757	179,679	22
Noninterest expenses	139,805	117,329	112,755	120,790	119,275	17
Income before income tax expense	80,091	106,082	103,549	85,967	60,404	33
Income tax expense	17,791	24,632	22,388	19,125	12,385	44
Net income	62,300	81,450	81,161	66,842	48,019	30
Merger-related and other charges	8,631	1,470	1,746	7,143	9,016
Income tax benefit of merger-related and other charges	(1,955)	(323)	(385)	(1,575)	(1,963)
Net income - operating (1)	$68,976	$82,597	$82,522	$72,410	$55,072	25
Pre-tax pre-provision income (5)	$101,874	$125,913	$118,941	$91,571	$83,490	22
PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$0.52	$0.74	$0.74	$0.61	$0.43	21
Diluted net income - operating (1)	0.58	0.75	0.75	0.66	0.50	16
Cash dividends declared	0.23	0.22	0.22	0.21	0.21	10
Book value	25.76	24.38	23.78	23.96	24.38	6
Tangible book value (3)	17.59	17.13	16.52	16.68	17.08	3
Key performance ratios:
Return on common equity - GAAP (2)(4)	7.34%	10.86%	11.02%	9.31%	6.80%
Return on common equity - operating (1)(2)(4)	8.15	11.01	11.21	10.10	7.83
Return on tangible common equity - operating (1)(2)(3)(4)	11.63	15.20	15.60	14.20	11.00
Return on assets - GAAP (4)	0.95	1.33	1.32	1.08	0.78
Return on assets - operating (1)(4)	1.06	1.35	1.34	1.17	0.89
Return on assets - pre-tax pre-provision (4)(5)	1.58	2.07	1.94	1.49	1.37
Return on assets - pre-tax pre-provision, excluding merger- related and other charges (1)(4)(5)	1.71	2.09	1.97	1.60	1.52
Net interest margin (fully taxable equivalent) (4)	3.61	3.76	3.57	3.19	2.97
Efficiency ratio - GAAP	57.20	47.95	48.41	56.58	57.43
Efficiency ratio - operating (1)	53.67	47.35	47.66	53.23	53.09
Equity to total assets	11.90	11.25	11.12	10.95	11.06
Tangible common equity to tangible assets (3)	8.17	7.88	7.70	7.59	7.72
ASSET QUALITY
Nonperforming assets ("NPAs")	$73,403	$44,281	$35,511	$34,428	$40,816	80
Allowance for credit losses - loans	176,534	159,357	148,502	136,925	132,805	33
Allowance for credit losses - total	197,923	180,520	167,300	153,042	146,369	35
Net charge-offs (recoveries)	7,084	6,611	1,134	(1,069)	2,978
Allowance for credit losses - loans to loans	1.03%	1.04%	1.00%	0.94%	0.93%
Allowance for credit losses - total to loans	1.16	1.18	1.12	1.05	1.02
Net charge-offs to average loans (4)	0.17	0.17	0.03	(0.03)	0.08
NPAs to total assets	0.28	0.18	0.15	0.14	0.17
AT PERIOD END ($ in millions)
Loans	$17,125	$15,335	$14,882	$14,541	$14,316	20
Investment securities	5,915	6,228	6,539	6,683	6,410	(8)
Total assets	25,872	24,009	23,688	24,213	24,374	6
Deposits	22,005	19,877	20,321	20,873	21,056	5
Shareholders’ equity	3,078	2,701	2,635	2,651	2,695	14
Common shares outstanding (thousands)	115,152	106,223	106,163	106,034	106,025	9

(1) Excludes merger-related and other charges. (2) Net income less preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) Annualized. (5) Excludes income tax expense and provision for credit losses.

4

UNITED COMMUNITY BANKS, INC.

Non-GAAP Performance Measures Reconciliation

Selected Financial Information

(in thousands, except per share data)

	2023	2022
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Noninterest expense reconciliation
Noninterest expenses (GAAP)	$139,805	$117,329	$112,755	$120,790	$119,275
Merger-related and other charges	(8,631)	(1,470)	(1,746)	(7,143)	(9,016)
Noninterest expenses - operating	$131,174	$115,859	$111,009	$113,647	$110,259

Net income reconciliation
Net income (GAAP)	$62,300	$81,450	$81,161	$66,842	$48,019
Merger-related and other charges	8,631	1,470	1,746	7,143	9,016
Income tax benefit of merger-related and other charges	(1,955)	(323)	(385)	(1,575)	(1,963)
Net income - operating	$68,976	$82,597	$82,522	$72,410	$55,072

Net income to pre-tax pre-provision income reconciliation
Net income (GAAP)	$62,300	$81,450	$81,161	$66,842	$48,019
Income tax expense	17,791	24,632	22,388	19,125	12,385
Provision for credit losses	21,783	19,831	15,392	5,604	23,086
Pre-tax pre-provision income	$101,874	$125,913	$118,941	$91,571	$83,490

Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$0.52	$0.74	$0.74	$0.61	$0.43
Merger-related and other charges, net of tax	0.06	0.01	0.01	0.05	0.07
Diluted income per common share - operating	$0.58	$0.75	$0.75	$0.66	$0.50

Book value per common share reconciliation
Book value per common share (GAAP)	$25.76	$24.38	$23.78	$23.96	$24.38
Effect of goodwill and other intangibles	(8.17)	(7.25)	(7.26)	(7.28)	(7.30)
Tangible book value per common share	$17.59	$17.13	$16.52	$16.68	$17.08

Return on tangible common equity reconciliation
Return on common equity (GAAP)	7.34%	10.86%	11.02%	9.31%	6.80%
Merger-related and other charges, net of tax	0.81	0.15	0.19	0.79	1.03
Return on common equity - operating	8.15	11.01	11.21	10.10	7.83
Effect of goodwill and other intangibles	3.48	4.19	4.39	4.10	3.17
Return on tangible common equity - operating	11.63%	15.20%	15.60%	14.20%	11.00%

Return on assets reconciliation
Return on assets (GAAP)	0.95%	1.33%	1.32%	1.08%	0.78%
Merger-related and other charges, net of tax	0.11	0.02	0.02	0.09	0.11
Return on assets - operating	1.06%	1.35%	1.34%	1.17%	0.89%

Return on assets to return on assets- pre-tax pre-provision reconciliation
Return on assets (GAAP)	0.95%	1.33%	1.32%	1.08%	0.78%
Income tax expense	0.29	0.41	0.37	0.32	0.20
(Release of) provision for credit losses	0.34	0.33	0.25	0.09	0.39
Return on assets - pre-tax, pre-provision	1.58	2.07	1.94	1.49	1.37
Merger-related and other charges	0.13	0.02	0.03	0.11	0.15
Return on assets - pre-tax pre-provision, excluding merger-related and other charges	1.71%	2.09%	1.97%	1.60%	1.52%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	57.20%	47.95%	48.41%	56.58%	57.43%
Merger-related and other charges	(3.53)	(0.60)	(0.75)	(3.35)	(4.34)
Efficiency ratio - operating	53.67%	47.35%	47.66%	53.23%	53.09%

Tangible common equity to tangible assets reconciliation
Equity to total assets (GAAP)	11.90%	11.25%	11.12%	10.95%	11.06%
Effect of goodwill and other intangibles	(3.36)	(2.97)	(3.01)	(2.96)	(2.94)
Effect of preferred equity	(0.37)	(0.40)	(0.41)	(0.40)	(0.40)
Tangible common equity to tangible assets	8.17%	7.88%	7.70%	7.59%	7.72%

5

UNITED COMMUNITY BANKS, INC.

Financial Highlights

Loan Portfolio Composition at Period-End

	2023	2022				Linked	Year over
(in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Quarter Change	Year Change
LOANS BY CATEGORY
Owner occupied commercial RE	$3,141	$2,735	$2,700	$2,681	$2,638	$406	$503
Income producing commercial RE	3,611	3,262	3,299	3,273	3,328	349	283
Commercial & industrial	2,442	2,252	2,238	2,253	2,336	190	106
Commercial construction	1,806	1,598	1,514	1,514	1,482	208	324
Equipment financing	1,447	1,374	1,281	1,211	1,148	73	299
Total commercial	12,447	11,221	11,032	10,932	10,932	1,226	1,515
Residential mortgage	2,756	2,355	2,149	1,997	1,826	401	930
Home equity lines of credit	930	850	832	801	778	80	152
Residential construction	492	443	423	381	368	49	124
Manufactured housing	326	317	301	287	269	9	57
Consumer	174	149	145	143	143	25	31
Total loans	$17,125	$15,335	$14,882	$14,541	$14,316	$1,790	$2,809

LOANS BY MARKET
Georgia	$4,177	$4,051	$4,003	$3,960	$3,879	$126	$298
South Carolina	2,672	2,587	2,516	2,377	2,323	85	349
North Carolina	2,257	2,186	2,117	2,006	1,879	71	378
Tennessee	2,458	2,507	2,536	2,621	2,661	(49)	(203)
Florida	1,745	1,308	1,259	1,235	1,208	437	537
Alabama	1,029	—	—	—	—	1,029	1,029
Commercial Banking Solutions	2,787	2,696	2,451	2,342	2,366	91	421
Total loans	$17,125	$15,335	$14,882	$14,541	$14,316	$1,790	$2,809

6

UNITED COMMUNITY BANKS, INC.

Financial Highlights

Credit Quality

(in thousands)

	2023	2022
	First Quarter	Fourth Quarter	Third Quarter
NONACCRUAL LOANS
Owner occupied RE	$1,000	$523	$877
Income producing RE	10,603	3,885	2,663
Commercial & industrial	33,276	14,470	11,108
Commercial construction	475	133	150
Equipment financing	5,044	5,438	3,198
Total commercial	50,398	24,449	17,996
Residential mortgage	11,280	10,919	10,424
Home equity lines of credit	2,377	1,888	1,151
Residential construction	143	405	104
Manufactured housing	8,542	6,518	4,187
Consumer	55	53	17
Total nonaccrual loans held for investment	72,795	44,232	33,879
Nonaccrual loans held for sale	—	—	316
OREO and repossessed assets	608	49	1,316
Total NPAs	$73,403	$44,281	$35,511

	2023		2022
	First Quarter		Fourth Quarter		Third Quarter
(in thousands)	Net Charge- Offs	Net Charge- Offs to Average Loans (1)	Net Charge- Offs	Net Charge- Offs to Average Loans (1)	Net Charge- Offs	Net Charge- Offs to Average Loans (1)
NET CHARGE-OFFS (RECOVERIES) BY CATEGORY
Owner occupied RE	$90	0.01%	$(130)	(0.02)%	$(90)	(0.01)%
Income producing RE	2,306	0.26	(113)	(0.01)	176	0.02
Commercial & industrial	225	0.04	4,577	0.81	(744)	(0.13)
Commercial construction	(37)	(0.01)	(77)	(0.02)	10	—
Equipment financing	3,375	0.93	1,658	0.50	1,121	0.36
Total commercial	5,959	0.20	5,915	0.21	473	0.02
Residential mortgage	(87)	(0.01)	(33)	(0.01)	(66)	(0.01)
Home equity lines of credit	33	0.01	(89)	(0.04)	(102)	(0.05)
Residential construction	(15)	(0.01)	(23)	(0.02)	(109)	(0.11)
Manufactured housing	628	0.76	246	0.32	220	0.30
Consumer	566	1.37	595	1.61	718	1.98
Total	$7,084	0.17	$6,611	0.17	$1,134	0.03

(1)  Annualized.

7

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	March 31, 2023	December 31, 2022
ASSETS
Cash and due from banks	$275,962	$195,771
Interest-bearing deposits in banks	501,719	316,082
Federal funds and other short-term investments	—	135,000
Cash and cash equivalents	777,681	646,853
Debt securities available-for-sale	3,331,139	3,614,333
Debt securities held-to-maturity (fair value $2,206,874 and $2,191,073, respectively)	2,584,081	2,613,648
Loans held for sale	20,390	13,600
Loans and leases held for investment	17,124,703	15,334,627
Less allowance for credit losses - loans and leases	(176,534)	(159,357)
Loans and leases, net	16,948,169	15,175,270
Premises and equipment, net	336,617	298,456
Bank owned life insurance	341,285	299,297
Goodwill and other intangible assets, net	961,244	779,248
Other assets	571,244	568,179
Total assets	$25,871,850	$24,008,884
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$7,540,265	$7,643,081
NOW and interest-bearing demand	4,769,663	4,350,878
Money market	5,140,902	4,510,680
Savings	1,362,520	1,456,337
Time	2,703,568	1,781,482
Brokered	487,756	134,049
Total deposits	22,004,674	19,876,507
Short-term borrowings	7,219	158,933
Federal Home Loan Bank advances	30,000	550,000
Long-term debt	324,729	324,663
Accrued expenses and other liabilities	427,105	398,107
Total liabilities	22,793,727	21,308,210
Shareholders' equity:
Preferred stock; $1 par value; 10,000,000 shares authorized; 4,000 shares Series I issued and outstanding, $25,000 per share liquidation preference	96,422	96,422
Common stock, $1 par value; 200,000,000 shares authorized, 115,151,566 and 106,222,758 shares issued and outstanding, respectively	115,152	106,223
Common stock issuable; 579,835 and 607,128 shares, respectively	11,977	12,307
Capital surplus	2,606,403	2,306,366
Retained earnings	542,606	508,844
Accumulated other comprehensive loss	(294,437)	(329,488)
Total shareholders' equity	3,078,123	2,700,674
Total liabilities and shareholders' equity	$25,871,850	$24,008,884

8

UNITED COMMUNITY BANKS, INC.

Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2023	2022
Interest revenue:
Loans, including fees	$236,431	$146,741
Investment securities, including tax exempt of $2,110 and $2,655, respectively	39,986	23,665
Deposits in banks and short-term investments	3,070	653
Total interest revenue	279,487	171,059

Interest expense:
Deposits:
NOW and interest-bearing demand	17,599	1,469
Money market	25,066	1,012
Savings	538	72
Time	14,658	578
Deposits	57,861	3,131
Short-term borrowings	1,148	—
Federal Home Loan Bank advances	5,112	—
Long-term debt	3,896	4,136
Total interest expense	68,017	7,267
Net interest revenue	211,470	163,792
Provision for credit losses	21,783	23,086
Net interest revenue after provision for credit losses	189,687	140,706

Noninterest income:
Service charges and fees	8,699	9,070
Mortgage loan gains and other related fees	4,521	16,152
Wealth management fees	5,724	5,895
Gains from sales of other loans, net	1,916	3,198
Lending and loan servicing fees	4,016	2,986
Securities losses, net	(1,644)	(3,734)
Other	6,977	5,406
Total noninterest income	30,209	38,973
Total revenue	219,896	179,679

Noninterest expenses:
Salaries and employee benefits	78,698	71,006
Communications and equipment	10,008	9,248
Occupancy	9,889	9,378
Advertising and public relations	2,349	1,488
Postage, printing and supplies	2,537	2,119
Professional fees	6,072	4,447
Lending and loan servicing expense	2,319	2,366
Outside services - electronic banking	3,425	2,523
FDIC assessments and other regulatory charges	4,001	2,173
Amortization of intangibles	3,528	1,793
Merger-related and other charges	8,631	9,016
Other	8,348	3,718
Total noninterest expenses	139,805	119,275
Income before income taxes	80,091	60,404
Income tax expense	17,791	12,385
Net income	62,300	48,019
Preferred stock dividends	1,719	1,719
Earnings allocated to participating securities	339	238
Net income available to common shareholders	$60,242	$46,062

Net income per common share:
Basic	$0.52	$0.43
Diluted	0.52	0.43
Weighted average common shares outstanding:
Basic	115,451	106,550
Diluted	115,715	106,677

9

Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended March 31,

	2023			2022
(dollars in thousands, fully taxable equivalent (FTE))	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$16,897,372	$236,530	5.68%	$14,234,026	$146,637	4.18%
Taxable securities (3)	6,059,323	37,876	2.50	5,848,976	21,010	1.44
Tax-exempt securities (FTE) (1)(3)	422,583	2,834	2.68	510,954	3,566	2.79
Federal funds sold and other interest-earning assets	472,325	3,352	2.88	1,910,411	1,020	0.22
Total interest-earning assets (FTE)	23,851,603	280,592	4.76	22,504,367	172,233	3.10

Noninterest-earning assets:
Allowance for credit losses	(167,584)			(113,254)
Cash and due from banks	271,210			166,005
Premises and equipment	329,135			277,216
Other assets (3)	1,484,936			1,369,301
Total assets	$25,769,300			$24,203,635

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$4,499,907	17,599	1.59	$4,667,098	1,469	0.13
Money market	5,223,267	25,066	1.95	5,110,817	1,012	0.08
Savings	1,416,931	538	0.15	1,436,881	72	0.02
Time	2,348,588	12,313	2.13	1,758,895	534	0.12
Brokered time deposits	208,215	2,345	4.57	79,092	44	0.23
Total interest-bearing deposits	13,696,908	57,861	1.71	13,052,783	3,131	0.10
Federal funds purchased and other borrowings	107,955	1,148	4.31	611	—	—
Federal Home Loan Bank advances	453,056	5,112	4.58	—	—	—
Long-term debt	324,701	3,896	4.87	318,995	4,136	5.26
Total borrowed funds	885,712	10,156	4.65	319,606	4,136	5.25
Total interest-bearing liabilities	14,582,620	68,017	1.89	13,372,389	7,267	0.22

Noninterest-bearing liabilities:
Noninterest-bearing deposits	7,697,844			7,666,635
Other liabilities	357,367			378,327
Total liabilities	22,637,831			21,417,351
Shareholders' equity	3,131,469			2,786,284
Total liabilities and shareholders' equity	$25,769,300			$24,203,635

Net interest revenue (FTE)		$212,575			$164,966
Net interest-rate spread (FTE)			2.87%			2.88%
Net interest margin (FTE) (4)			3.61%			2.97%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Unrealized gains and losses on securities, including those related to the transfer from AFS to HTM, have been reclassified to other assets. Pretax unrealized losses of $419 million in 2023 and $81.2 million in 2022 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net interest revenue divided by average interest-earning assets.

10

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) is a top 100 U.S. financial institution with $25.9 billion in assets, and through its subsidiaries, provides a full range of banking, wealth management and mortgage services. UCBI is the financial holding company for United Community Bank (“United Community”) which has 207 offices across Alabama, Florida, Georgia, North Carolina, South Carolina, and Tennessee, as well as a national SBA lending franchise and a national equipment lending subsidiary. United Community is committed to improving the financial health and well-being of its customers and ultimately the communities it serves. Among other awards, United Community is a nine-time winner of the J.D. Power award that ranked the bank #1 in customer satisfaction with consumer banking in the Southeast and was recognized in 2023 by Forbes as one of the World’s Best Banks and one of America’s Best Banks. The bank is also a multi-award recipient of the Greenwich Excellence Awards, including the 2022 awards for Small Business Banking-Likelihood to Recommend (South) and Overall Satisfaction (South), and was named one of the "Best Banks to Work For" by American Banker in 2022 for the sixth consecutive year. Additional information about United can be found at www.ucbi.com.

Non-GAAP Financial Measures

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “pre-tax, pre-provision income,” “operating net income per diluted common share,” “operating earnings per share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “return on assets - pre-tax, pre-provision, excluding merger-related and other charges,” “return on assets - pre-tax, pre-provision,” “operating efficiency ratio,” and “tangible common equity to tangible assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

Caution About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential,” or the negative of these terms or other comparable terminology, and include statements related to the expected financial returns of the acquisition of First Miami Bancorp, Inc. (“FMIA”). Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

11

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the FMIA acquisition may not be realized or take longer than anticipated to be realized, (2) disruption of customer, supplier, employee or other business partner relationships as a result of the FMIA acquisition, (3) the possibility that the costs, fees, expenses and charges related to the acquisition of FMIA may be greater than anticipated, (4) reputational risk and the reaction of the companies’ customers, suppliers, employees or other business partners to the acquisition of FMIA, (5) the risks relating to the integration of FMIA’s operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (6) the risks associated with United’s pursuit of future acquisitions, (7) the risk of expansion into new geographic or product markets, (8) the dilution caused by United’s issuance of additional shares of its common stock in the FMIA acquisition, and (9) general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10-K for the year ended December 31, 2022, and other documents subsequently filed by United with the United States Securities and Exchange Commission (“SEC”).

Many of these factors are beyond United’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and United undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United to predict their occurrence or how they will affect United or FMIA.

United qualifies all forward-looking statements by these cautionary statements.

# # #

12